Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Staffing 360 Solutions, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated April 16, 2021 & June 24, 2022, relating to the financial statements of Staffing 360 Solutions, Inc. appearing in the Company’s Annual Reports on Form 10-K for the years ended January 2, 2021 & January 1, 2022.

/s/ BDO USA, LLP

New York, New York

December 19, 2022